Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

SM ENERGY CORES UP IN THE MIDLAND BASIN WITH SIMULTANEOUS TRANSACTIONS

-               $1.6B HOWARD/MARTIN COUNTY ACQUISITION

-               $0.8B WILLISTON BASIN DIVESTITURE

DENVER, CO October 18, 2016 - SM Energy Company (NYSE: SM) today announced that it has entered into a definitive purchase agreement to acquire 35,700 net acres in Howard and Martin Counties in West Texas, expanding the Company’s Midland Basin footprint to approximately 82,450 net acres. The acquired acreage complements, and is partially contiguous to, the Company’s recently closed Howard County acreage acquisition and includes approximately 2,400 Boe per day net production. The purchase price is $1.1 billion cash, subject to customary purchase price adjustments, plus 13.4 million shares of SM common stock to be issued to the seller. The seller is QStar LLC, a portfolio company of EnCap Investments L.P. and a related entity. The Company also announced today that it has entered into a definitive agreement for the sale of its Williston Basin assets located outside of Divide County for $785 million, subject to customary purchase price adjustments. The purchaser is Oasis Petroleum Inc.

President and Chief Executive Officer Jay Ottoson comments: “Our strategy is straight-forward, we intend to deliver growth in cash flow per debt-adjusted share by being a premier operator of top tier assets. We have established a position as an outstanding operator in the Midland Basin, and with this acquisition we also establish significant scale. We are particularly excited about the performance and future potential of Howard County, leading us to further core up our portfolio and focus on this fast emerging, top tier area.

“As with our initial Howard County acquisition, we expect to immediately employ our operational expertise to the area. Our preliminary plans for Midland Basin activity include adding a fourth rig during the fourth quarter of 2016 and increasing to six rigs in early 2017, thereby increasing our expected aggregate 2016 capital program before acquisitions to approximately $710 million. We continue to work to concentrate capital on the highest return programs and generate higher company-wide margins, which drive cash flow growth and value creation for our shareholders.”

The Company plans to fund the majority of the $1.1 billion cash portion of the acquisition with the proceeds from the Williston Basin asset sale and the remainder under the Company’s revolving line of credit, which has a borrowing base of $1.35 billion, aggregate commitments of $1.25 billion and was undrawn as of October 14, 2016. The Company is issuing to the sellers $500 million in SM Energy common stock based on the 30-day volume-weighted average price of $37.35 per share, or approximately 13.4 million shares. Further, the Company remains on track with the planned sale of its non-operated assets in the Eagle Ford program, which we expect will be a potential source of funding for the acceleration of activity in the Permian Basin over the coming years.

Mr. Ottoson adds: “We are delighted to have QStar/EnCap as new shareholders and believe their desire to take a significant portion of the consideration in stock is a strong vote of confidence in the quality of the QStar acreage and in our Company.”

QStar CEO Gerald Carman comments: “SM Energy will have one of the largest, highest-quality leasehold positions in the Midland Basin, pro forma the QStar transaction, and we believe SM’s operations team is ideally suited to optimize the long-term value of QStar’s excellent asset base.  SM is successfully executing a transformation that we view as under-appreciated by the market, and this transaction provides our management team and sponsor significant upside exposure as we will be among SM’s largest shareholders.”

The acquisition is expected to close mid-December, 2016, with an effective date of September 1, 2016, and the divestiture is expected to close early-December, with an effective date of October 1, 2016. Both transactions will be subject to customary purchase price adjustments and subject to the satisfaction of customary closing conditions, and there can be no assurance that either transaction will close on the expected closing date or at all.

Petrie Partners served as exclusive financial advisor to SM Energy in connection with both of the transactions. Jefferies LLC served as sole financial advisor to QStar and EnCap Investments, L.P.

Please join SM Energy management today at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for a discussion of today’s announcements via webcast (available live and for replay) on the Company’s website at www.sm-energy.com. Please reference the “Coring Up in the Midland Basin” IR presentation to be posted to the Company’s website prior to the call.

Alternatively, you may join by telephone with the passcode 3439649 (applicable for live and replay calls) at:

Live - Domestic toll free/International: 877-303-1292/315-625-3086

Replay - Domestic toll free/International: 855-859-2056/404-537-3406

The call replay will be available approximately two hours after the call until November 1, 2016.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “plan,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy’s actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this release include, among other things, expectations regarding growth strategy, consummation of pending transactions, anticipated drilling plans and capital expenditures, anticipated growth in cash flows, the expected benefits, financing sources and timing of acquisitions, and the expected benefits and likelihood of completing divestitures. General risk factors include the uncertain nature of acquisition, divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, joint venture, farm down or similar efforts; the uncertainty of negotiations to result in an agreement or a completed transaction; the availability of and access to capital markets; the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results, including from pilot tests; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company’s commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy’s 2015 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company’s other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America.  SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.

SM ENERGY CONTACTS

INVESTORS - Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507